Exhibit 99.23.j

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 9, 2006 on the financial statements of the Jhaveri Value Fund as of March 31, 2006 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment on Form N-1A of the Jhaveri Value Fund.

/s/ COHEN FUND AUDIT SERVICES

Cohen Fund Audit Services, Ltd.

(fka Cohen McCurdy, Ltd.)

Westlake, Ohio

August 2, 2006